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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
PETCO Animal Supplies, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the Company's method of accounting for goodwill in 2002.

                      /s/ KPMG LLP

San Diego, California
March 20, 2003

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Independent Auditors' Consent